Crane Co.	NEWS
Contact:
Richard E. Koch
Director, Investor Relations
and Corporate Communications
203-363-7352
www.craneco.com
Crane Co. Completes Acquisition of Merrimac Industries, Inc.
STAMFORD, CONNECTICUT – February 3, 2010 — Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, today announced the successful completion of its acquisition of all of the issued and outstanding shares of Merrimac Industries, Inc. (AMEX: MRM) through a short-form merger. The merger follows Crane’s successful acquisition of more than 90 percent of the issued and outstanding Merrimac shares through a tender offer completed earlier today. Merrimac is now a direct, wholly-owned subsidiary of Crane.
Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers in the aerospace, electronics, hydrocarbon processing, petrochemical, chemical, power generation, automated merchandising, transportation and other markets. The Company has five business segments: Aerospace & Electronics, Fluid Handling, Engineered Materials, Merchandising Systems, and Controls. Crane has approximately 10,000 employees in North America, South America, Europe, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.
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